                         [PACIFIC CREST CAPITAL, INC.]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 2000


          Notice is hereby given that the annual meeting of the stockholders of Pacific Crest Capital, Inc. will be held on Friday, May 12, 2000, at the Hyatt Westlake Hotel, 880 South Westlake Blvd., Westlake Village, California 91361, at 2:00 p.m. for the following purposes:

     1. ELECTION OF DIRECTOR. To elect one member to the board of directors for a term of three years and to serve until his successor is elected and qualified, as more fully described in the accompanying proxy statement.

     2. OTHER BUSINESS. To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

          Only those stockholders of record at the close of business on Friday March 17, 2000 shall be entitled to notice of and to vote at the meeting.

          STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                /s/ Robert J. Dennen

                                ROBERT J. DENNEN
                                Senior Vice President,
                                Chief Financial Officer
                                and Secretary

Agoura Hills, California
April 3, 2000

                         [PACIFIC CREST CAPITAL, INC.]

                              30343 CANWOOD STREET
                         AGOURA HILLS, CALIFORNIA 91301
                                 (818) 865-3300


                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FRIDAY, MAY 12, 2000


                               GENERAL INFORMATION

          This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Pacific Crest Capital, Inc. ("Pacific Crest Capital") for use at the annual meeting of the stockholders of Pacific Crest Capital to be held on Friday, May 12, 2000, at the Hyatt Westlake Hotel, 880 South Westlake Blvd., Westlake Village, California 91361, at 2:00 p.m. and at any adjournment thereof. This proxy statement and the enclosed proxy card and other enclosures will be first mailed to stockholders on or about April 11, 2000. Only stockholders of record on March 17, 2000 are entitled to vote in person or by proxy at the meeting or any adjournment thereof.

MATTERS TO BE CONSIDERED

          The matters to be considered and voted upon at the meeting will be:

     1. ELECTION OF DIRECTOR. To elect one member to the board of directors for a term of three years and to serve until his successor is elected and qualified. The board of directors' nominee is:

                               Rudolph I. Estrada

     2. OTHER BUSINESS. To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

COSTS OF SOLICITATION OF PROXIES

          This solicitation of proxies is made on behalf of the board of directors of Pacific Crest Capital, and Pacific Crest Capital will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in this solicitation of proxies also will be borne by Pacific Crest Capital. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of Pacific Crest Capital or its subsidiary, Pacific Crest Bank, may solicit proxies personally or by telephone. In addition, Pacific Crest Capital has engaged Corporate Investor Communications to assist in the distribution and solicitation of proxies, for which Pacific Crest Capital has agreed to pay a fee of $3,000. Although there is no formal agreement to do so, Pacific Crest Capital may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

          The authorized capital of Pacific Crest Capital consists of 10,000,000 shares of common stock, par value $.01 per share, of which 2,507,144 shares were issued and outstanding on the record date, and 2,000,000 shares of serial preferred stock, par value $.01 per share, of which no shares were issued and outstanding on the record date. A majority of the outstanding shares of common stock constitutes a quorum for the conduct of business at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of Pacific Crest Capital as of the record date on any matter submitted to the stockholders. Pacific Crest Capital's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the person receiving the highest number of votes "FOR" will be elected. Abstentions from voting and votes "WITHHELD" in the election of directors will have no legal effect. Abstentions are counted for the purposes of determining the number of shares which are present in person or represented by proxy at the meeting. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of shares present in person or represented by proxy at the meeting and will have no impact on the election of directors.

          A proxy for use at the meeting is enclosed. The proxy must be signed and dated by you or your authorized representative or agent. You may revoke a proxy at any time before it is exercised at the meeting by submitting a written revocation or a duly executed proxy bearing a later date to the Secretary of Pacific Crest Capital or by voting in person at the meeting.

          If you hold your common stock in "street name" and you fail to instruct your broker or nominee as to how to vote your common stock, your broker or nominee may, in its discretion, vote your common stock "FOR" the election of the board of directors' nominee.

          Unless revoked, the shares of common stock represented by proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the proxy, your shares of common stock will be voted "FOR" the election of the nominee for director set forth herein.

          The enclosed proxy confers discretionary authority with respect to any other proposals that properly may be brought before the meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the meeting. However, if any other matters properly come before the meeting, the proxies solicited hereby will be voted by the proxyholders in accordance with the recommendations of the board of directors.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table sets forth the beneficial ownership of common stock as of the record date by (1) each person known to Pacific Crest Capital to own more than 5% of the outstanding common stock (based on Schedules 13D and 13G reports filed with the Securities and Exchange Commission), (2) the directors and nominees for director of Pacific Crest Capital, (3) the Chief Executive Officer and seven other executive officers of Pacific Crest Capital whose salary and bonus in 1999 exceeded $100,000 (the "Named Executives," which includes, pursuant to Item 402 of Regulation S-K, Mr. Finci despite his resignation in April 1999), and (4) all directors and the Named Executives as a group:

                                                                Number of Shares
                        Name and Address of                       Beneficially            Percent
                        Beneficial Owner(1)                         Owned(2)             of Class(3)
           ----------------------------------------------      --------------------    --------------
           WELLINGTON MANAGEMENT COMPANY, LLP                         197,300(4)           7.87%
           75 State Street
           Boston, MA  02109

           DALTON, GREINER, HARTMAN, MAHER & CO.                      185,100(5)           7.38%
           1100 Fifth Avenue South, Suite 301
           Naples, FL  34102

           SANDLER O'NEILL ASSET MANAGEMENT LLC                       170,000(6)           6.78%
           712 Fifth Avenue
           New York, NY  10019

           NORTHAVEN MANAGEMENT, INC.                                 170,300(7)           6.78%
           237 Park Avenue, 9th Floor
           New York, NY  10017

           FBR CAPITAL MANAGEMENT, INC.                               128,070(8)           5.11%
           1001 Nineteenth Street North
           Arlington, VA  22209

           KENNEDY CAPITAL MANAGEMENT, INC.                           127,910(9)           5.10%
           10829 Olive Blvd.
           St. Louis, MO  63141

           GARY WEHRLE                                                198,772(10)          7.74%
           President, Chief Executive Officer
           and Chairman of the Board

           RUDOLPH I. ESTRADA                                           6,892(11)            *
           Director; Nominee

           MARTIN J. FRANK                                             22,548(12)            *
           Director

           RICHARD S. ORFALEA                                           8,815(13)            *
           Director

           STEVEN J. ORLANDO                                            6,370(14)            *
           Director

           GONZALO FERNANDEZ                                           40,576(15)          1.59%
           Executive Vice President

           LYLE C. LODWICK                                             37,087(16)          1.46%
           Executive Vice President

           ROBERT J. DENNEN                                            11,869(17)            *
           Senior Vice President, Chief Financial
           Officer

           CAROLYN REINHART                                             7,465(18)            *
           Senior Vice President

           BARRY L. OTELSBERG                                          62,908(19)          2.45%
           Executive Vice President

           JOSEPH FINCI                                                     -                -
           Senior Vice President

           All directors and executive officers, as a                 403,302(20)         14.90%
           group (11 persons)

---------------

*       Less than 1%.

(1) The address for each of the directors and Named Executives of Pacific Crest Capital is in care of Pacific Crest Capital, Inc., 30343 Canwood Street, Agoura Hills, California 91301.

(2) Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(3) Shares that the person (or group) has the right to acquire within 60 days after the record date are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person (or group).

(4) As reported in the Schedule 13G dated December 31, 1999, filed by Wellington Management Company, LLP ("Wellington") with the SEC on February 11, 2000. Wellington beneficially owns these shares, which are held of record by certain of its clients, in its capacity as investment advisor. No such client is known to have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of these shares with respect to more than five percent of these shares, except Bay Pond Partners, LP. Of the 197,300 shares, Wellington shares the power to vote 171,000 of these shares and shares the power to dispose of all 197,300 shares.

(5) As reported in the Schedule 13G dated December 31, 1999, filed by Dalton, Greiner, Hartman, Maher & Co. with the SEC on February 10, 2000.

(6) As reported in the Schedule 13F, filed by Sandler O'Neill Asset Management LLC with the SEC in February 2000.

(7) As reported in the Schedule 13G December 31, 1999, filed by Northaven Management, Inc. with the SEC on February 10, 2000. Northhaven Management, Inc. shares voting and investment power over these shares with Northaven Partners, L.P., Northaven Partners, II, L.P., Northaven Partners, III, L.P. and Northaven Associates, LLC.

(8) As reported in the Schedule 13F filed by FBR Capital Management, Inc. with the SEC in February 2000.

(9) As reported in the Schedule 13F filed by Kennedy Capital Management, with the SEC in February 2000.

(10) Includes 62,651 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(11) Includes 3,750 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(12) Includes 7,300 shares of common stock held by the I.E. Falk Exemption Equivalent Trust, of which Mr. Frank's wife is the trustee and as to which Mr. Frank disclaims beneficial ownership, and 3,750 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(13) Includes 3,750 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(14) Includes 2,750 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(15) Includes 38,993 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(16) Includes 33,993 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(17) Includes 11,181 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(18) Includes 6,098 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(19) Includes 33,327 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

(20) Includes 200,243 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan, as amended.

                        PROPOSAL 1. ELECTION OF DIRECTOR

BOARD OF DIRECTORS AND NOMINEE

          Pacific Crest Capital's Certificate of Incorporation and Bylaws provide that, except as provided by the terms of any series of preferred stock or any other class of securities having a preference over the common stock, the number of directors shall be determined from time to time by the board of directors but may not be less than five. The board of directors is currently composed of five members. The Bylaws further provide for the division of the directors of Pacific Crest Capital into three classes of approximately equal size. One member of Class I shall be elected to a three-year term at the annual meeting of stockholders in 2000, two members of Class II shall be elected to a three-year term at the annual meeting of stockholders in 2001 and two members of Class III shall be elected to a three-year term at the annual meeting of stockholders in 2002.

          The director proposed for re-election at this annual meeting, Rudolph
I. Estrada, was elected to his present term in 1997. Mr. Estrada has indicated his willingness to serve, and unless otherwise instructed, proxies will be voted in such a way as to effect, if possible, the election of Mr. Estrada. In the event that Mr. Estrada should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. Management has no reason to believe that Mr. Estrada will be unavailable.

          None of the directors, the nominee for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of Pacific Crest Capital acting within their capacity as such. There are no family relationships among directors or executive officers of Pacific Crest Capital. As of the date hereof, no directors of Pacific Crest Capital are directors or trustees of a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except Mr. Estrada, who is a trustee of Monarch Funds, a registered investment company.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                  ELECTION OF THE BOARD OF DIRECTORS' NOMINEE.

          The following table sets forth certain information with respect to the nominee for director, and the current directors of Pacific Crest Capital. All directors of Pacific Crest Capital are also directors of Pacific Crest Bank. Officers will serve at the pleasure of the board of directors, subject to restrictions set forth in their employment agreements. See "ELECTION OF DIRECTOR -- Executive Compensation -- EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS."

                                                 Year First
                                                Appointed as         Principal Occupation or Employment and Occupation
            Name                   Age            Director                        for the Past Five Years
-----------------------------    ---------    ------------------    ----------------------------------------------------
Rudolph I. Estrada  (1)             52              1993            Nominee; Class I Director of Pacific Crest
                                                                    Capital; Trustee of Monarch Funds, a registered
                                                                    investment company under the Investment Company
                                                                    Act of 1940 since 1994; President and Chief
                                                                    Executive Officer of The Summit Group, a banking
                                                                    and business consulting company since 1988;
                                                                    Presidential appointee to the White House
                                                                    Commission on Small Business in 1993; Chairman of
                                                                    California Small Business Roundtable since 1995;
                                                                    Professor (Adjunct) of Finance and Management and
                                                                    Director of the Small Business Institute at
                                                                    California State University since 1986; Los
                                                                    Angeles District Director U.S. Small Business
                                                                    Administration, from 1980 to 1982.

Martin J. Frank  (2)                63              1993            Class II Director of Pacific Crest Capital;
                                                                    self-employed in movie development; Chairman of
                                                                    Moonshadow Entertainment, a movie production
                                                                    company, from January 1, 1995 to December 31,
                                                                    1999; Managing member, Cadillac LLC, a California
                                                                    limited liability company, which produced and owns
                                                                    the full-length feature film CADILLAC, from August
                                                                    1995 to December 31, 1999; Chairman of A. Frank
                                                                    Productions, a movie production company, from
                                                                    February 1992 to December 1993; owner of Martin J.
                                                                    Frank Consulting, a management consulting company,
                                                                    from February 1992 to December 1999; retired as
                                                                    Managing Director from Towers, Perrin, Forster &
                                                                    Crosby, Inc., a management consulting company,
                                                                    from 1969 to February 1992.

Steven J. Orlando  (2)              48              1995            Class II Director of Pacific Crest Capital;
                                                                    Certified Public Accountant; Chief Financial
                                                                    Officer of Systems Integrators, a newspaper
                                                                    software company, from 1997 to present; Chief
                                                                    Financial Officer of Java Centrale, Inc., a
                                                                    gourmet coffee franchiser, from 1994 to 1997;
                                                                    Director and President, RJN Enterprises, a private
                                                                    investment company, from July 1988 to present;
                                                                    Director and consultant, Southwest Products
                                                                    Company, an aerospace specialty bearing
                                                                    manufacturer, from 1990 to 1995; Director and
                                                                    consulting Chief Financial Officer of FRS, Inc.
                                                                    from 1988 to 1994; self-employed as financial
                                                                    advisor and consultant from 1988 to 1994.

Richard S. Orfalea  (3)             58              1993            Class III Director of Pacific Crest Capital;
                                                                    Retired from Kinko's Graphics Corp. April 2000.
                                                                    Senior Vice President of Mergers and Acquisitions
                                                                    of Kinko's Graphics Corp. from 1990 to April 2000.

                                                 Year First
                                                Appointed as         Principal Occupation or Employment and Occupation
            Name                   Age            Director                        for the Past Five Years
-----------------------------    ---------    ------------------    ----------------------------------------------------
Gary Wehrle  (3)                    57              1993            Class III Director of Pacific Crest Capital;
                                                                    Chairman of the Board, President and Chief
                                                                    Executive Officer of Pacific Crest Capital since
                                                                    formation; President and Chief Executive Officer
                                                                    of Pacific Crest Bank since 1984; Executive Vice
                                                                    President of The Foothill Group, Inc. from 1980 to
                                                                    1993.

-----------------------

(1) Mr. Estrada's term of office expires at the 2000 annual meeting of stockholders.

(2) Messrs. Frank and Orlando's terms of office expire at the 2001 annual meeting of stockholders.

(3) Messrs. Orfalea and Wehrle's terms of office expire at the 2002 annual meeting of stockholders.



BOARD OF DIRECTORS AND COMMITTEES

          The business of Pacific Crest Capital's board of directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the primary committees, which include, the Audit Committee, the Compensation Committee, the Business Development and Marketing Committee and the Lending and Asset/Liability Management committee.

          o    The Audit Committee

          The audit committee oversees and reviews the internal audit functions and internal controls of the Company, and reports to the board on various auditing and accounting matters, including the annual audit report from Pacific Crest Capital's independent public accountants. The audit committee met four times during 1999. The audit committee currently consists of all of the non-employee directors and Mr. Orfalea is its chairman.

          o    Compensation Committee

          The compensation committee determines the salary and bonus structure for Pacific Crest Capital's executive officers and supervises the compensation scheme for Pacific Crest Capital's other officers. In addition, the compensation committee determines appropriate awards under Pacific Crest Capital's 1993 Equity Incentive Plan, as amended, and administers Pacific Crest Capital's retirement plan. The compensation committee met four times during 1999. The compensation committee currently consists of all of the non-employee directors and Mr. Frank is its chairman.

          o    Business Development and Marketing Committee

          The Business Development and Marketing committee was formed in January 1999. The function of this committee includes administering and monitoring of the Company's lending and Business development goals and operational plans, including, the Company's marketing focus. This committee monitors the Company's progress within these areas, and Company's actual achievements to goals and plans. The Business Development and Marketing Committee met four times in 1999. The

Business Development and Marketing Committee currently consists of all of the non-employee directors and Mr. Estrada is its chairman.

          o    Lending and Asset/Liability Management Committee

          The Lending and Asset/Liability Management Committee was formed in January 1999. This committee reviews the Company's lending programs, underwriting and documentation policies and provides policy guidance. This committee also reviews the Company's interest rate sensitivity and advises the Board in asset and liability policy. The Lending and Asset/Liability Committee met four times in 1999. The Lending and Asset/Liability Management committee currently consists of all of the non-employee directors and Mr. Orlando is its chairman.

          The full board of directors acts as the nominating committee that nominates officers and directors of Pacific Crest Capital for election.

          The board of directors met eight times during 1999. All of the persons who were directors of Pacific Crest Capital during 1999 attended at least 75% of
(1) the total number of board meetings and (2) the total number of meetings held by all committees on which they served during 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under Section 16(a) of the Exchange Act, Pacific Crest Capital's directors, executive officers and any persons holding ten percent or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish Pacific Crest Capital with copies of such reports. Specific due dates for these reports have been established, and Pacific Crest Capital is required to report in this proxy statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 1999, Pacific Crest Capital believes all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION OF BOARD OF DIRECTORS

          Pacific Crest Capital pays fees to its non-employee directors for serving on the board of directors and for serving as committee chairs. Neither Pacific Crest Capital nor Pacific Crest Bank pays directors who are also executive officers.

          In 1999, Pacific Crest Capital increased the amount of fees it pays to each of its non-employee directors. Effective as of January 1, 1999, each non-employee director received a retainer of $2,000 per annum, an increase of $1,000 from the 1998 annual retainer fee. In addition, effective January 1, 1999, Pacific Crest Capital discontinued paying directors for their attendance at board meetings. Pursuant to the 1996 Non-Employee Directors' Stock Plan, non-employee directors may elect to receive all or a portion of their directors' fees in shares of stock.

          In addition, non-employee directors of Pacific Crest Capital have received annual grants of stock options to acquire shares of common stock under the 1993 Equity Incentive Plan, as amended.

          In 1999, Pacific Crest Bank increased the amount of fees it pays to each of its directors. Effective as of January 1, 1999, each of its non-employee directors received an annual retainer of $18,000, an increase of $8,000 from the 1998 year annual retainer fee. In addition, during 1999 Pacific Crest Bank increased the amount of fees it pays to its non-employee directors who served as either the chairman of the audit committee, or the chairman of the compensation committee. Effective as of January

1, 1999, each of these chairmen received a retainer of $5,000, an increase of $1,000 from the 1998 annual chairman's retainer fee. During January of 1999, Pacific Crest Bank established two additional board of directors committees, the business development and marketing committee, and the lending and asset/liability management committee. Pacific Crest Bank paid an annual retainer fee of $5,000 to the chairmen of each of these committees during 1999. In addition, effective January 1, 1999, Pacific Crest Bank discontinued paying directors for their attendance at board meetings. Pursuant to the 1996 Non-Employee Directors' Stock Plan, non-employee directors may elect to receive all or a portion of their directors' fees in shares of stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During fiscal 1999, Pacific Crest Bank retained the firm of the Summit Group of which Director Estrada is the president, for Small Business Administration ("SBA") loan review and to train employees in SBA lending. Pacific Crest Bank and the Summit Group entered into a one-year agreement effective August 1, 1999. Compensation under this agreement is set at $125 per hour for "SBA consulting services" and $600 for each four-hour training session. The total amount paid to the Summit Group during 1999 was $11,778.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of the Named Executives (determined as of the end of the last fiscal year) for each of the fiscal years ended December 31, 1999, 1998 and 1997 of Pacific Crest Capital and Pacific Crest Bank.

                                             SUMMARY COMPENSATION TABLE
                                                  ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                                     ---------------------------------------------        ---------------------------------------
                                                                                             Securities
                                                                                             Underlying
                                                                    Other Annual              Options/            All Other
Name and Principal Position   Year      Salary ($)   Bonus ($)   Compensation ($)(1)          SARs (#)        Compensation ($)
GARY WEHRLE                   1999        290,000     135,000           12,000                  4,000            20,715(2)
PRESIDENT AND                 1998        275,040     125,000           12,000                  7,000            22,329(3)
CHIEF EXECUTIVE OFFICER       1997        250,080      75,000           12,000                 15,000            27,708(4)



GONZALO FERNANDEZ             1999        176,000      80,000           12,000                  3,500            11,791(5)
EXECUTIVE VICE PRESIDENT      1998        161,000      61,000           12,000                  5,000            10,848(6)
                              1997        151,000      40,000           12,000                  8,000             6,528(7)


LYLE C. LODWICK               1999        158,333      80,000           12,000                  3,500            10,816(8)
EXECUTIVE VICE PRESIDENT      1998        135,000      51,000           12,000                  5,000            10,480(9)
                              1997        130,000      35,000           12,000                  8,000            10,314(10)


ROBERT J. DENNEN              1999        100,000      46,000            6,000                  2,500            10,113(11)
SENIOR VICE PRESIDENT         1998         94,000      35,250            6,000                  3,000             9,661(12)
                              1997         90,000      23,000            6,000                  2,777             7,527(13)


CAROLYN REINHART              1999         90,008      43,204           12,000                  2,500             8,064(14)
SENIOR VICE PRESIDENT         1998         82,008      32,454           12,000                  3,000             7,290(15)
                              1997         70,954      19,263            7,800                  1,200            11,589(16)



JOSEPH FINCI(17)              1999         33,984           -            3,545                  2,500             9,198(18)
SENIOR VICE PRESIDENT         1998         97,344      36,504           12,000                  3,000             8,129(19)
                              1997         93,600      25,000           12,000                  5,000             6,414(20)


-------------------------

(1) Represents an automobile allowance received by the Named Executive in the amount indicated.

(2) Includes $10,000 employer contribution to the 401(k) plan, $1,018 in imputed life insurance premiums, $425 for income tax preparation fee and $9,272 contribution to the Split Dollar Life Insurance Plan,

(3) Includes $9,600 employer contribution to the 401(k) Plan, $3,017 in imputed life insurance premiums, $440 for income tax preparation fee and $9,272 contribution to the Split Dollar Life Insurance Plan.

(4) Includes $9,500 employer contribution to the 401(k) Plan, $2,961 in imputed life insurance premiums, $975 for income tax preparation fee, $9,272 premium for life insurance and $5,000 for an anniversary award.

(5) Includes $10,000 employer contribution to the 401(k) Plan, $453 in imputed life insurance premiums and $1,338 premium for life insurance.

(6) Includes $8,343 employer contribution to the 401(k) Plan, $1,350 in imputed life insurance premiums and $1,155 premium for life insurance.

(7) Includes $4,500 employer contribution to the 401(k) Plan, $1,088 in imputed life insurance premiums and $940 premium for life insurance.

(8) Includes $10,000 employer contribution to the 401(k) Plan, $181 in imputed life insurance premiums and $635 premium for life insurance.

(9) Includes $9,600 employer contribution to the 401(k) Plan, $298 in imputed life insurance premiums and $582 premium for life insurance.

(10) Includes $9,500 employer contribution to the 401(k) Plan, $314 in imputed life insurance premiums and $500 premium for life insurance.

(11) Includes $10,000 employer contribution to the 401(k) Plan and $113 in imputed life insurance premiums.

(12) Includes $9,360 employer contribution to the 401(k) Plan and $301 in imputed life insurance premiums.

(13) Includes $7,200 employer contribution to the 401(k) Plan and $327 in imputed life insurance premiums.

(14) Includes $7,993 employer contribution to the 401(k) Plan and $71 in imputed life insurance premiums.

(15) Includes $7,209 employer contribution to the 401(k) Plan and $81 in imputed life insurance premiums.

(16) Includes $9,006 employer contribution to the 401(k) Plan and $83 in imputed life insurance premiums and $2,500 for an anniversary award.

(17) Mr. Finci is included in this and each of the following tables pursuant to the requirements of Item 402 of Regulation S-K.

(18) Includes $9,163 employer contribution to the 401(k) plan and $35 in imputed life insurance premiums.

(19) Includes $7,341 employer contribution to the 401(k) Plan, $600 premium for medical insurance and $188 in imputed life insurance premiums.

(20) Includes $5,616 employer contribution to the 401(k) Plan, $600 premium for medical insurance and $198 in imputed life insurance premiums.

OPTION GRANTS

          The following stock options were granted during 1999 to the Named Executives pursuant to the 1993 Equity Incentive Plan, as amended:


                                                 Individual Grants
                            Number of     Percent of
                           Securities       Total
                           Underlying    Options/SARs                                       Potential Realizable
                          Options/SARs    Granted to      Exercise                         Value At Assumed Rates
                             Granted     Employees in  or Base Price                           of Stock Price
          Name               (#)(1)        FY 1999         ($/Sh)       Expiration Date        Appreciation(2)
--------------------------------------------------------------------------------------------------------------------
                                                                                                5%            10%
                                                                                          --------------------------
Gary Wehrle                   4,000         7.14 %        $15.00           2/11/2009           $37,734      $95,625
Gonzalo Fernandez             3,500         6.24 %         15.00           2/11/2009            33,017       83,671
Robert J. Dennen              2,500         4.46 %         15.00           2/11/2009            23,584       59,765
Lyle C. Lodwick               3,500         6.24 %         15.00           2/11/2009            33,017       83,671
Carolyn Reinhart              2,500         4.46 %         15.00           2/11/2009            23,584       59,765
Joseph Finci                  2,500         4.46 %         15.00           4/16/1999                 0            0

-----------------------


(1) The options were granted pursuant to the 1993 Equity Incentive Plan, as amended. The options become exercisable in three annual installments of 33 1/3% on each of the second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined in the 1993 Equity Incentive Plan, as amended) involving Pacific Crest Capital, the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and Pacific Crest Capital.

(2)  The Potential Realizable Value is the product of (a) the difference between
     (i) the closing average market price per share at the grant date and the sum of (A) 1 plus (B) the assumed rate of appreciation of the common stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of common stock underlying the option on the date of the grant. THESE AMOUNTS REPRESENT CERTAIN ASSUMED RATES OF APPRECIATION ONLY. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON A VARIETY OF FACTORS, INCLUDING MARKET CONDITIONS AND THE PRICE PERFORMANCE OF THE COMMON STOCK. THERE CAN BE NO ASSURANCE THAT THE RATE OF APPRECIATION PRESENTED IN THIS TABLE CAN BE ACHIEVED.

OPTION EXERCISES AND HOLDINGS

          The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1999 and unexercised options held by the Named Executives as of December 31, 1999.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1999
                          AND FY-END OPTION/SAR VALUES

                                                        Number of Securities               Value of Unexercised
                           Shares                      Underlying Unexercised           In-the-Money Options/SARs
                          Acquired       Value      Options/SARs at 12/31/99 (#)            at 12/31/99 ($)(1)
                         on Exercise    Realized   -------------------------------- -----------------------------------
         Name                (#)          ($)       Exercisable    Unexercisable       Exercisable     Unexercisable
----------------------- -------------- ----------- --------------  ----------------   --------------  -----------------
Gary Wehrle                   -            -           49,647          26,683            287,485           36,973
Gonzalo Fernandez             -            -           31,324          17,176            187,313           21,336
Lyle C. Lodwick               -            -           27,994          15,506            170,448           12,669
Robert J. Dennen              -            -            8,255           8,355             47,060            6,590
Carolyn Reinhart              -            -            4,365           6,635             26,030            2,334
Joseph Finci                8,663        55,153          -               -                  -                -

--------------------------

(1) Value of unexercised "in-the-money" options is the difference between the market price of the common stock on December 31, 1999 ($12.75 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

EXECUTIVE RETIREMENT PLAN

          Pacific Crest Capital maintains a Supplemental Executive Retirement Plan (the "Executive Retirement Plan") for certain members of the Company's Executive Management. At December 31, 1999, Gary Wehrle, Gonzalo Fernandez, and Lyle C. Lodwick participated in this Executive Retirement Plan.

          The following table shows the estimated annual retirement benefits that would be payable to the Named Executives under the Executive Retirement Plan on their Normal Retirement Date (as defined in the Executive Retirement
Plan) on a straight life annuity basis, before any applicable offset for Social Security benefits or matching 401(k) contributions made under the Pacific Crest Capital Retirement Plan (the "401(k) Plan") on the participant's behalf. Offsets for social security and 401(k) matching contributions made under the 401(k) Plan may be substantial.

AVERAGE ANNUAL ELIGIBLE                       ANNUAL COMPENSATION
      COMPENSATION                     YEARS OF SERVICE AT RETIREMENT
------------------------- ----------------------------------------------------
                               15           20           25           30
                          ------------- ------------ ------------ ------------
         $200,000         $    60,000   $    80,000  $   100,000  $   120,000
         $250,000         $    75,000   $   100,000  $   125,000  $   150,000
         $300,000         $    90,000   $   120,000  $   150,000  $   180,000
         $350,000         $   105,000   $   140,000  $   175,000  $   210,000

          The credited years of service as of December 31, 1999 for Messrs. Wehrle, Fernandez, and Lodwick, were 22, 6, and 14, respectively.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

          Pacific Crest Capital has entered into employment agreements with Messrs. Wehrle, Fernandez, Lodwick, and Dennen and Ms. Reinhart. Mr. Wehrle's employment agreement was for an initial term of three years and was automatically extended pursuant to its terms and currently covers the period through December 23, 2002. Messrs. Fernandez, Lodwick, Dennen and Ms. Reinhart's employment agreements each were for initial two-year terms. The terms of the employment agreements are automatically extended on each anniversary of the agreement to cover successive periods of one year each, unless Pacific Crest Capital or the employee gives written notice of an intent to terminate the employment agreement. Each employment agreement provides for automatic extension of the term of employment upon the occurrence of a corporate change, as defined in the employment agreement. Pacific Crest Capital retains the right to terminate each employment relationship in the event of employee's physical or mental disability which will render him or her unable to perform under the agreement for any period of 120 consecutive days or for an aggregate period of 120 or more days during any 12-month period. In the event of termination due to disability, an employee will be entitled to receive as disability compensation the remainder of his or her then annual salary for the remaining term of the agreement payable not less frequently than monthly. In the event of death, employee's personal representative will be entitled to receive as death benefit, in addition to any other payments which employee may be entitled to receive under any of Pacific Crest Capital's benefit plans, payment of one year's salary at the rate which would have been payable to employee at the time of his or her death, payable not less frequently than monthly. Pacific Crest Capital has the unrestricted right to terminate each employee for cause, which shall be determined at Pacific Crest Capital's sole discretion. Mr. Finci terminated his employment agreement with Pacific Crest Capital effective in April 1999.

          In addition, Pacific Crest Capital's 1993 Equity Incentive Plan, as amended, 401(k) Plan and Executive Retirement Plan each contain provisions for the accelerated vesting of benefits under such plans upon a change in control of Pacific Crest Capital. For such purposes, a "change of control" is deemed to occur when (1) any person becomes the beneficial owner of a number of shares of Pacific Crest Capital with respect to which 20% or more of the total number of votes for the election of the board of directors of Pacific Crest Capital may be cast; (2) in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Pacific Crest Capital just prior to such event cease to constitute a majority of the board of directors of Pacific Crest Capital; (3) the stockholders of Pacific Crest Capital approve an agreement in which Pacific Crest Capital ceases to be an independent publicly owned corporation or for a sale of substantially all of the assets of Pacific Crest Capital; or (4) at the discretion of the board of directors, when a tender offer or exchange offer is made for shares of Pacific Crest Capital's common stock and shares of common stock are acquired thereunder.

COMPENSATION COMMITTEE REPORT

          The compensation committee of the board of directors establishes the general policies regarding compensation for Pacific Crest Capital and Pacific Crest Bank, adopts and amends employee compensation plans and approves specific compensation levels for executive officers, including the Named Executives. Currently, the members of the compensation committee are Martin J. Frank (chairman), Rudolph I. Estrada, Richard S. Orfalea and Steven J. Orlando. Each member of the compensation committee is a non-employee director of Pacific Crest Capital and Pacific Crest Bank.

          Set forth below is a report of the compensation committee addressing Pacific Crest Capital's compensation policies for 1999 applicable to Pacific Crest Capital's executives, including the Named Executives.

          THE REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT PACIFIC CREST CAPITAL SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          Pacific Crest Capital's compensation programs reflect the philosophy that executive compensation levels should be linked to Pacific Crest Capital's performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the banking and financial services industry. Pacific Crest Capital's compensation plans are designed to assist Pacific Crest Capital in attracting and retaining qualified employees critical to Pacific Crest Capital's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize stockholder value.

SALARY AND BONUS COMPENSATION

          Pacific Crest Capital pays cash salaries to its executive officers that are competitive with salaries paid to executives of other companies in the financial services industry based upon the individual's experience, performance and responsibilities and past and potential contribution to Pacific Crest Capital. In determining competitive salary levels, Pacific Crest Capital obtains information regarding executive salary levels for other companies in the banking and financial services industry in California.

          The base salary of Pacific Crest Capital's Chief Executive Officer was determined primarily on the terms of his Employment Agreement dated as of December 23, 1993. Mr. Wehrle's agreement was automatically extended pursuant to its terms and currently covers the period through December 23, 2002. The agreement set Mr. Wehrle's base rate at no less than $232,414 for the calendar year ended December 31, 1994, and provided that in subsequent years, the base rate should be no less than the base rate for the preceding year, increased in the sole discretion of the board of directors based upon Pacific Crest Capital's performance and the job performance of Mr. Wehrle and the competitive salary levels for chief executive officers of financial institutions of similar size and diversity. In evaluating Mr. Wehrle's performance, the committee considered the economy in Pacific Crest Capital's market area, the improvement in asset quality of Pacific Crest Bank, the effect and extent of Pacific Crest Capital's cost containment efforts, Pacific Crest Capital's overall growth, as measured by increases in total loans, total assets and total deposits during the year, Pacific Crest Capital's profitability compared with the preceding year and measured against budget, and Pacific Crest Capital's stock price. The committee put the most weight on Pacific Crest Capital's profitability, and weighted each of the other factors based on their relative importance to current and future profitability and maximizing stockholder value. The committee recognized Pacific Crest Capital's continued profitability in 1999. After consideration, the committee determined to pay Mr. Wehrle a base salary of $290,000 in 1999, to award him a cash bonus of $135,000 during December 1999 based on the Company's 1999 and 1998 earnings and earnings per share growth and to award a grant of 4,000 stock options in 1999 based on the Company's 1998 earnings and earnings per share growth.

STOCK-BASED COMPENSATION - 1993 EQUITY INCENTIVE PLAN, AS AMENDED

          Pacific Crest Capital believes that stock ownership by employees, including the Named Executives, provides valuable long-term incentives for such persons who will benefit as the common stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and stockholders' interests. To facilitate these objectives, Pacific Crest Capital adopted the 1993 Equity Incentive Plan. At the 1999 Annual Meeting, the Stockholders approved an amendment to the 1993 Equity Incentive Plan which increased the annual grant of stock options to non-employee directors after each 12-month period of continued service from 500 shares to 1,000 shares and eliminated the provision limiting the receipt of such grants to five 12-month periods.

          Through the Equity Incentive Plan, as amended, stock options have been granted to key employees, including Pacific Crest Capital's executive officers. See "ELECTION OF DIRECTOR -- Executive Compensation -- OPTION GRANTS." Non-employee directors and consultants are eligible to participate in the 1993 Equity Incentive Plan pursuant to the formula provisions thereof. The 1993 Equity Incentive Plan, as amended, is administered by the compensation committee.

          In making its determination with respect to stock option grants during 1999, the compensation committee took into account option grants to the executive officers in prior years, the remaining number of shares reserved for grant under the 1993 Equity Incentive Plan, as amended, and the number of shares likely to provide a meaningful incentive to superior efforts on behalf of Pacific Crest Capital by such persons.

OTHER COMPENSATION

          Messrs. Wehrle, Fernandez, Lodwick, Dennen and Ms. Reinhart participate in Pacific Crest Capital's broad-based employee benefit plans, such as medical, supplemental disability and term life insurance. In addition, Messrs. Wehrle, Fernandez and Lodwick participate in Pacific Crest Capital's Executive Retirement Plan. See "ELECTION OF DIRECTOR -- Executive Compensation -- DEFINED BENEFIT PLAN."

          Pacific Crest Capital has, in addition, taken out $250,000 term whole life insurance policies for Messrs. Fernandez and Lodwick under Pacific Crest Capital's term whole life insurance plan.

          Mr. Wehrle participates in a Split Dollar Life Insurance Plan. The Split Dollar Life Insurance Agreement provides death benefits to both Mr. Wehrle and the Company as beneficiaries. The Company's death benefits under this policy are equal to the cumulative insurance premiums paid by the Company. Mr. Wehrle also is required to make annual insurance premiums under this plan.

Dated:  April 3, 2000.         COMPENSATION COMMITTEE

                               MARTIN J. FRANK (CHAIRMAN)
                               RUDOLPH I. ESTRADA
                               RICHARD S. ORFALEA
                               STEVEN J. ORLANDO

PERFORMANCE GRAPH

          The following graph as presented below compares the yearly percentage change in Pacific Crest Capital's cumulative total stockholder return on common stock with (1) the cumulative toal return of the Nasdaq National Market index;
(2) the cumulative total return of the Russel 2000 market index; (3) the cumulative total return of Pacific Crest Capital's former peer group and (4) the cumulative total return of the Pacific Crest Capital's two new selected peer groups over the period from December 31, 1994 through December 31, 1999 (with the exception of Pacific Crest Capital's former peer group as explained in footnote 2, below).

          The graph assumes an initial investment of $100 and reinvestment of dividends. Pacific Crest Capital began comparing its stock performance to the Russell 2000 market index as well as to the SNL Bank and the SNL Thrift indexes effective January 1, 1999. Pacific Crest Capital changed its market index and its peer group indexes as a direct result of the following factors: (1) management believed that the high concentration of technology stocks in the Nasdaq composite index did not present an accurate basis for comparison with the stock of Pacific Crest Capital and (2) Pacific Crest Capital experienced a significant reduction of banks within its former peer group due to mergers and acquisitions among the banks in such prior peer group. This graph is not necessarily indicative of future price performance.

          THE FOLLOWING GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT PACIFIC CREST CAPITAL SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                 Comparison of Five-Year Cumulative Total Return
                                      Among
                        Nasdaq National Market Index;(1)
                          Russell 2000 U.S. Companies;
                        Former Selected Peer Group;(2)
                        Current Selected Peer Group;(3)
                        and Pacific Crest Capital, Inc.


                              [PERFORMANCE CHART]

                                                                        PERIOD ENDING
                                      -----------------------------------------------------------------------------------
INDEX                                 12/31/94       12/31/95       12/31/96       12/31/97       12/31/98       12/31/99
-------------------------------------------------------------------------------------------------------------------------
Pacific Crest Capital, Inc.            100.00         170.59         270.59         429.41         348.22         311.80
NASDAQ - Total US*                     100.00         143.33         173.89         213.07         300.18         545.67
Russell 2000                           100.00         128.45         149.64         183.10         178.44         216.37
SNL $500M-$1B Bank Index               100.00         132.76         165.97         269.80         265.28         245.56
SNL $500M-$1B Thrift Index             100.00         149.78         185.72         313.72         287.82         235.29
PCCI Peer Group                        100.00         148.79         200.70         387.82         351.10           N/A


(1) Pacific Crest Capital migrated to the Russell 2000 index from the Nasdaq National Market index as a direct result of the high concentration of technology stocks in the Nasdaq composite index.

(2) Pacific Crest Capital's former selected peer group consisted of the following actively traded banks: Bank of Commerce, California State Bank, Far East National Bank, First Charter Bank, N.A.tt, Foothill Independent Bancorp, FP Bancorp, Inc., ITLA Capital Corporation, National Mercantile Bancorp, Professional Bancorp, Inc., Orange National Bancorp, Bank of Los Angeles, CIUC Bancorp, Redwood Empire, SJBN Financial Corp. The following are no longer independent as a result of mergers, acquisitions, and closures: CU Bancorp, El Dorado Bancorp, Landmark Bancorp, Riverside National Bank, SC Bancorp, Transworld Bancorp, Ventura County National Bancorp. Investment performance information for this group is presented only through December 31, 1998. As of March 31, 1999, only 14 of these 21 institutions remained operationally independent.

(3) The Company has selected two separate new peer groups to which to compare its stock price. The first peer group "SNL $500M - $1B Bank Index" consists of publicly traded U.S. banks whose total assets are between $500 thousand and $1 billion. The second peer group the "SNL $500M - $1B Thrift Index" consists of publicly traded U.S. savings and loans (thrifts) whose total assets are between $500 thousand and $1 billion. The Company migrated to these peer groups during 1999 as a result of the reduction of banks within the Company's prior peer group due to mergers, acquisitions, and closures.

tt   Trades on "Pink Sheet" exchange.

------------------------------
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No person who served as a member of the compensation committee during the 1999 fiscal year is, or ever has been, an officer or employee of Pacific Crest Capital or any of its subsidiaries.

CERTAIN TRANSACTIONS

          None of the directors or executive officers of Pacific Crest Capital or any subsidiary thereof, or any associates or affiliates of any of them, is or has been indebted to Pacific Crest Capital at any time since the beginning of the last completed fiscal year of Pacific Crest Capital and there are no outstanding loans to any directors or officers of Pacific Crest Capital. Except for the stock plans described above, and certain relationships and related transactions as disclosed, none of the directors or executive officers of Pacific Crest Capital, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with Pacific Crest Capital.


                              INDEPENDENT AUDITORS

          Deloitte & Touche LLP, performed audit services for Pacific Crest Capital during 1999, which consisted of examining the financial statements of Pacific Crest Capital and Pacific Crest Bank and providing assistance and consultation in connection with filings with the SEC. All professional services rendered by Deloitte & Touche LLP during 1999 were furnished at customary rates and terms.

          Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions and to comment on Pacific Crest Capital's consolidated financial statements.

                            PROPOSALS OF STOCKHOLDERS

          Proposals of stockholders intended to be included in the proxy materials for the 2001 annual meeting of stockholders must be received by the Secretary of Pacific Crest Capital, 30343 Canwood Street, Agoura Hills, California 91301, by December 9, 2000. In addition, in the event a stockholder proposal is not submitted to Pacific Crest Capital prior to February 22, 2001, the proxy to be solicited by the board of directors for the 2001 annual meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

          Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and Pacific Crest Capital, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to Pacific Crest Capital.

                                  ANNUAL REPORT

          Pacific Crest Capital's Annual Report for the fiscal year ended December 31, 1999 accompanies this proxy statement. The Annual Report contains consolidated financial statements of Pacific Crest Capital and its subsidiary and the report thereon of Deloitte & Touche, LLP, Pacific Crest Capital's independent auditors.

          STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF PACIFIC CREST CAPITAL'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 BY WRITING TO PACIFIC CREST CAPITAL AT 30343 CANWOOD STREET, AGOURA HILLS, CALIFORNIA 91301.

                                 OTHER BUSINESS

          Management knows of no business that will be presented for consideration at the meeting other than as stated in the notice of meeting. If other matters are properly brought before the meeting, however, it is the intention of the proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the board of directors and authority to do so is included in the proxy.

                                       PACIFIC CREST CAPITAL, INC.




                                       ROBERT J. DENNEN
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary


Agoura Hills, California
April 9, 2000

REVOCABLE PROXY                                                  REVOCABLE PROXY
                          PACIFIC CREST CAPITAL, INC.
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Pacific Crest Capital, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Gary Wehrle and Robert J. Dennen, and each of them, as the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hyatt Westlake Hotel, 880 South Westlake Blvd., Westlake Village, California 91361, at
2:00 p.m., on Friday, May 12, 2000, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally there at as follows:

                     PLEASE SIGN AND DATE ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEE LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.




                          - FOLD AND DETACH HERE -

                         PACIFIC CREST CAPITAL, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    /X/





This Proxy will be voted "FOR" the election of the Board of Directors' nominee.

1. Election of Director-
   Nominee: Rudolph I. Estrada - Term Expires 2003.

                                                 Withhold
                       For         Against       Authority

                       / /           / /            / /

2. OTHER BUSINESS: In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.


The undersigned hereby ratifies and confirms all that said attorneys and proxyholders or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.


                      (NOTE: Please date and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

                      I (We) do not expect to attend the Meeting.

                      Dated: _________________________________________, 2000

                      _________________________________________________
                                          Signature

                      _________________________________________________
                                          Signature



                            - FOLD AND DETACH HERE -



                         PLEASE SIGN, DATE AND RETURN
                      THIS PROXY AS PROMPTLY AS POSSIBLE
                   IN THE POSTAGE PREPAID ENVELOPE PROVIDED.